Exhibit 99.1
FOR IMMEDIATE RELEASE

Contact Info:
Deirdre Skolfield, CFA
Investor Relations
SYNNEX Corporation
(510) 668-3715
deirdres@synnex.com

SYNNEX Corporation Reports Fiscal 2013 Fourth Quarter and Full Year Results
Record Revenues in Distribution and GBS Segments for the Quarter and Full Year
Fremont, Calif., - January 9, 2014 - SYNNEX Corporation (NYSE: SNX), a leading business process services company, today announced financial results for the fiscal fourth quarter and year ended November 30, 2013.

	Q4 FY13	Q4 FY13	Q4 FY12	Net change
				Q4FY13 vs Q4FY12
	GAAP Results	Non-GAAP Results (1)	GAAP Results	GAAP Results	Non-GAAP Results
Revenue ($M)	$3,059	N/A	$2,765	10.6%	N/A
Operating income ($M)	$69.4	$75.2	$74.7	-7.0%	0.8%
Operating margin	2.27%	2.46%	2.70%	-43bp	-24bp
Net income attributable to SYNNEX Corporation ($M)	$41.5	$45.4	$43.6	-4.9%	4.1%
Diluted EPS	$1.10	$1.20	$1.16	-5.2%	3.4%
(1)Non-GAAP results exclude the impact of expenses incurred for the anticipated acquisition of the IBM customer relationship management business process outsourcing business (“IBM CRM acquisition”) and other integration costs in our GBS segment. The impact of these expenses was $5.8 million, pre-tax, on operating income and operating margin and $3.9 million, net of tax, on net income attributable to SYNNEX Corporation and diluted EPS. A reconciliation of GAAP financial measures to non-GAAP financial measures is presented in the supplementary information section of the press release.

“I am pleased to report a strong finish to fiscal 2013 with fourth quarter results reflecting the continued strength of our business," stated Kevin Murai, President and Chief Executive Officer, “We’re excited about the growth opportunities in 2014 in our Distribution and GBS businesses, as well as closing the acquisition of the IBM CRM BPO business which we expect to occur this quarter.”

Fiscal 2013 Fourth Quarter Highlights:

•
Distribution:  Revenue was $3.01 billion, up 10.6% from the prior fiscal year quarter. Adjusting for the translation effect of foreign currencies, primarily the yen, the distribution business on a constant dollar basis grew 14%. Distribution income before non-operating items, income taxes and noncontrolling interest was $71.5 million, or 2.38% of distribution revenue compared with $70.4 million, or 2.59% in the prior fiscal year quarter.

•
Global Business Services (GBS):  Revenue was $61.0 million, an increase of 11.1% over the prior fiscal year quarter. GBS loss before non-operating items, income taxes and noncontrolling interest was $2.1 million, or -3.38% of GBS revenue compared with $4.3 million, or 7.89% in the prior fiscal year quarter. Non-GAAP GBS income before non-operating items, income taxes and noncontrolling interest was $3.7 million, or 6.12% of GBS revenue for fiscal fourth quarter of 2013.

•	The trailing fiscal four quarter ROIC was 9.4% compared to 10.5% in the prior year fourth quarter.

•	The cash conversion cycle was 40 days, unchanged from the prior year fiscal fourth quarter.

•	The debt to capitalization ratio was 18%, up from 17% in the prior year fiscal fourth quarter.

•	Depreciation and amortization were $4.2 and $2.0 million, respectively.

Fiscal Year 2013 Highlights:

	FY13	FY13	FY12	Net change
				FY13 vs FY12
	GAAP Results	Non-GAAP Results (1)	GAAP Results	GAAP Results	Non-GAAP Results
Revenue ($M)	$10,845	N/A	$10,286	5.4%	N/A
Operating income ($M)	$240.8	$249.2	$255.0	-5.6%	-2.3%
Operating margin	2.22%	2.30%	2.48%	-26bp	-18bp
Net income attributable to SYNNEX Corporation ($M)	$152.2	$158.2	$151.4	0.6%	4.5%
Diluted EPS	$3.06	$4.19	$3.99	-23.3%	5.0%
(1) Non-GAAP results exclude the impact of expenses incurred for the IBM CRM acquisition and other integration costs in our GBS segment. The impact of these expenses was $8.4 million, pre-tax, on operating income and operating margin and $6.0 million, net of tax, on net income attributable to SYNNEX Corporation and diluted EPS. In addition, non-GAAP EPS excludes the one-time numerator adjustment resulting in $0.97 dilution for convertible senior notes settlement. A reconciliation of GAAP financial measures to non-GAAP financial measures is presented in the supplementary information section of the press release.

•
Distribution:  Revenue was $10.66 billion, an increase of 5.3% over the prior fiscal year. Adjusting for the translation effect of foreign currencies, primarily the yen, the distribution business on a constant dollar basis grew 7.9%. Distribution income before non-operating items, income taxes and noncontrolling interest was $233.0 million, or 2.19% of distribution revenue compared with $241.8 million, or 2.39% in the prior fiscal year.

•
Global Business Services (GBS):  Revenue was $223.6 million, an increase of 13.3% over the prior fiscal year. GBS income before non-operating items, income taxes and noncontrolling interest was $8.0 million, or 3.56% of GBS revenue compared with $13.5 million, or 6.83% in the prior fiscal year. Non-GAAP GBS income before non-operating items, income taxes and noncontrolling interest was $16.4 million, or 7.31% of GBS revenue for the fiscal year 2013.

•	SYNNEX consolidated depreciation and amortization for the fiscal year 2013 were $16.5 million and $8.0 million, respectively.

Fiscal 2014 First Quarter Outlook:
The following statements are based on the Company’s current expectations for the fiscal 2014 first quarter and do not include the impact of the IBM CRM acquisition. These statements are forward-looking and actual results may differ materially.

•	Revenue is expected to be in the range of $2.675 billion to $2.775 billion.

•	Net income is expected to be in the range of $34.5 million to $36.2 million.

•	Diluted earnings per share are expected to be in the range of $0.91 to $0.95.

Conference Call and Webcast
SYNNEX will be discussing its financial results and outlook on a conference call today at 2:00 p.m. (PT). A webcast of the call will be available at http://ir.synnex.com. The conference call will also be available via telephone by dialing (888) 469-3219 in North America or (630) 395-0205 outside North America. The passcode code for the call is “SNX.” A replay of the webcast will be available at http://ir.synnex.com approximately two hours after the conference call has concluded.

About SYNNEX
SYNNEX Corporation (NYSE: SNX), a Fortune 500 corporation, is a leading business process services company, servicing resellers, retailers and original equipment manufacturers in multiple regions around the world. The Company provides services in IT distribution, supply chain management, contract assembly and business process outsourcing. Founded in 1980, SYNNEX employs approximately 14,500 full-time and part-time associates worldwide. Additional information about SYNNEX may be found online at www.synnex.com.

Use of Non-GAAP Financial Information
To supplement the financial results presented in accordance with GAAP, SYNNEX uses non-GAAP operating income, non-GAAP operating margin, non-GAAP net income and non-GAAP diluted earnings per share, which are non-GAAP financial measures, to provide investors with an additional tool to evaluate operating results. Because these non-GAAP measures are not calculated in accordance with GAAP, it may not necessarily be comparable to a similarly titled measure employed by other companies. These non-GAAP financial measures should not be considered in isolation or as a substitute for the comparable GAAP measures, and should be read only in conjunction with the Company's consolidated financial statements prepared in accordance with GAAP.
SYNNEX management uses the non-GAAP financial measures internally to understand, manage and evaluate the business. SYNNEX management believes it is useful for the Company and investors to review, as applicable, both GAAP information, and the non-GAAP measures, which excludes information because of its one-time nature, in order to assess the performance of the Company's continuing businesses and for planning and forecasting in future periods. These non-GAAP measures are intended to provide investors with an understanding of the Company's operational results and trends that more readily enable investors to analyze SYNNEX' base financial and operating performance and to facilitate period-to-period comparisons and analysis of operational trends. The management of SYNNEX believes the non-GAAP financial measures are useful to investors in allowing for greater transparency with respect to supplemental information used by management in its financial and operational decision-making. A reconciliation of the Company's non-GAAP financial information to GAAP is set forth in the following supplemental information table.

Safe Harbor Statement
Statements in this press release regarding SYNNEX Corporation, which are not historical facts, are "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These forward-looking statements may be identified by terms such as believe, expect, may, will, provide, could and should and the negative of these terms or other similar expressions. These statements, including statements regarding the growth in margin and profitability, the anticipated closing of the acquisition of the IBM CRM business, our revenue, operating margins, net income and earnings per share, and the anticipated benefits of the non-GAAP financial measures are subject to risks and uncertainties that could cause actual results to differ materially from those discussed in the forward-looking statements. These risks and uncertainties include, but are not limited to: our ability to successfully integrate our recent acquisitions; diversion of management as a result of our recent and pending acquisitions; ability to close the anticipated acquisition of the IBM CRM business, loss of vendors and suppliers as a result of our recent acquisitions; market acceptance and product life of the platforms sold by companies recently acquired; general economic conditions and any weakness in IT and consumer electronics spending; the loss or consolidation of one or more of our significant OEM suppliers or customers; market acceptance and product life of the products we assemble and distribute; competitive conditions in our industry and their impact on our margins; pricing, margin and other terms with our OEM suppliers; our ability to gain market share; variations in supplier-sponsored programs; changes in our costs and operating expenses; changes in foreign currency exchange rates; changes in the tax laws; risks associated with our international operations; uncertainties and variability in demand by our reseller and contract assembly customers; supply shortages or delays; any termination or reduction in our floor plan financing arrangements; credit exposure to our reseller customers and negative trends in their businesses; any future incidents of theft; risks associated with our business process outsourcing and contract assembly business; risks associated with our anti-dilution share repurchase program; and other risks and uncertainties detailed in our Form 10-Q for the fiscal quarter ended August 31, 2013 and from time to time in our SEC filings. Statements included in this press release are based upon information known to SYNNEX Corporation as of the date of this release, and SYNNEX Corporation assumes no obligation to update information contained in this press release.
Copyright 2013 SYNNEX Corporation. All rights reserved. SYNNEX, the SYNNEX Logo, CONCENTRIX and all other SYNNEX company, product and services names and slogans are trademarks or registered trademarks of SYNNEX Corporation. SYNNEX, the SYNNEX Logo and CONCENTRIX Reg. U.S. Pat. & Tm. Off. Other names and marks are the property of their respective owners.
SNX-F

SYNNEX Corporation
Consolidated Balance Sheets
(currency in thousands)
(unaudited)

	November 30, 2013	November 30, 2012
ASSETS
Current assets:
Cash and cash equivalents	$151,622	$163,699
Short-term investments	15,134	15,933
Accounts receivable, net	1,593,191	1,401,087
Receivable from affiliates	146	285
Inventories	1,095,107	923,340
Current deferred tax assets	22,031	23,390
Other current assets	54,502	52,727
Total current assets	2,931,733	2,580,461
Property and equipment, net	133,249	122,923
Goodwill	188,535	189,088
Intangible assets, net	23,772	29,049
Deferred tax assets	7,867	619
Other assets	40,733	41,122
Total assets	$3,325,889	$2,963,262
LIABILITIES AND EQUITY
Current liabilities:
Borrowings under securitization, term loans and lines of credit	$252,523	$52,698
Convertible debt	—	141,436
Accounts payable	1,350,040	1,110,607
Payable to affiliates	3,861	1,226
Accrued liabilities	181,325	181,270
Income taxes payable	1,629	7,470
Total current liabilities	1,789,378	1,494,707
Long-term borrowings	65,405	81,152
Long-term liabilities	56,418	58,783
Deferred tax liabilities	3,047	9,265
Total liabilities	1,914,248	1,643,907
SYNNEX Corporation stockholders’ equity:
Preferred stock	—	—
Common stock	38	37
Additional paid-in capital	286,329	324,292
Treasury stock	(27,450)	(21,611)
Accumulated other comprehensive income	19,168	35,405
Retained earnings	1,133,137	980,900
Total SYNNEX Corporation stockholders’ equity	1,411,222	1,319,023
Noncontrolling interest	419	332
Total equity	1,411,641	1,319,355
Total liabilities and equity	$3,325,889	$2,963,262

SYNNEX Corporation
Consolidated Statements of Operations
(currency and share amounts in thousands, except for per share amounts)
(unaudited)

	Three Months Ended		Fiscal Year Ended
	November 30, 2013	November 30, 2012	November 30, 2013	November 30, 2012
Revenue	$3,059,051	$2,765,066	$10,845,164	$10,285,507
Cost of revenue	(2,879,238)	(2,585,966)	(10,190,194)	(9,628,770)
Gross profit	179,813	179,100	654,970	656,737
Selling, general and administrative expenses	(110,388)	(104,448)	(414,142)	(401,725)
Income before non-operating items, income taxes and noncontrolling interest	69,425	74,652	240,828	255,012
Interest expense and finance charges, net	(3,776)	(5,567)	(17,115)	(22,930)
Other income, net	391	1,864	14,339	4,471
Income before income taxes and noncontrolling interest	66,040	70,949	238,052	236,553
Provision for income taxes	(24,534)	(27,256)	(85,730)	(84,050)
Net income	41,506	43,693	152,322	152,503
Net income attributable to noncontrolling interest	(18)	(53)	(85)	(1,127)
Net income attributable to SYNNEX Corporation	$41,488	$43,640	$152,237	$151,376
Earnings per share attributable to SYNNEX Corporation:
Basic	$1.12	$1.19	$4.13	$4.14
Diluted	$1.10	$1.16	$3.06	$3.99
Weighted-average common shares outstanding:
Basic	37,139	36,726	36,888	36,584
Diluted	37,741	37,733	37,800	37,908

Computation of GAAP diluted earnings per share
Amounts in thousands except per share amounts

Fiscal Year Ended
November 30, 2013
Numerator:
Net income attributable to SYNNEX Corporation	$152,237
Less: impact of conversion premium *	(36,409)
Net income for diluted earnings per share calculation	$115,828

Denominator:
Weighted average common shares outstanding- diluted	37,800

Diluted earnings per share attributable to SYNNEX Corporation ("Diluted EPS")	$3.06
Impact of conversion premium on diluted earnings per share	$0.97

* For the fiscal year ended November 30, 2013 the impact of conversion premium of the Convertible Notes is the difference between the estimated conversion premium as of April 2013 and the final conversion premium settlement amount. The Convertible Notes were settled in the third quarter of fiscal year ended November 30, 2013.

No adjustments were needed to prior year diluted earnings per share.

Reconciliation of GAAP to Non-GAAP financial measures
Amounts in thousands

	Three Months Ended	Fiscal Year Ended
	November 30, 2013	November 30, 2013
Consolidated:
Revenue	$3,059,051	$10,845,164

GAAP operating income	$69,425	$240,828
IBM CRM acquisition and other integration expenses	5,798	8,394
Non-GAAP operating income	$75,223	$249,222

GAAP operating margin	2.27%	2.22%
Non-GAAP operating margin	2.46%	2.30%

GBS:
Revenue	$61,003	$223,600

GAAP operating income (loss)	$(2,062)	$7,960
IBM CRM acquisition and other integration expenses	5,798	8,394
Non-GAAP operating income	$3,736	$16,354

GAAP operating margin	-3.38%	3.56%
Non-GAAP operating margin	6.12%	7.31%

Reconciliation of GAAP to Non-GAAP financial measures
Amounts in thousands except per share amounts

	Three Months Ended	Fiscal Year Ended
	November 30, 2013	November 30, 2013
Net income attributable to SYNNEX Corporation	$41,488	$152,237
IBM CRM acquisition and other integration expenses, net of taxes (1)	3,922	5,986
Non-GAAP net income attributable to SYNNEX Corporation	$45,410	$158,223

Diluted EPS	$1.10	$3.06
IBM CRM acquisition and other integration expenses	0.10	0.16
Impact of conversion premium (2)	—	0.97
Non-GAAP Diluted EPS	$1.20	$4.19

(1) The tax effect of the non-GAAP adjustments was calculated using the tax deductible portion of the expenses and applying the entity-specific, U.S Federal and blended state tax rates. The estimated tax effect of these items was $1.9 million and $2.4 million for the three and twelve months ended November 30, 2013, respectively.

(2) For the fiscal year ended November 30, 2013, the net income for the purpose of computation of diluted EPS was adjusted for the change in the estimated value of the conversion premium of the convertible notes from April 2013 through the settlement date. The convertible notes were settled in the third quarter of fiscal year 2013.